Exhibit 10.3.1

FIRST AMENDMENT TO
AMENDED AND RESTATED OPERATING AGREEMENT
OF
THE TAUBMAN COMPANY LLC

a Delaware limited liability company

THIS FIRST AMENDMENT (this "Amendment") TO AMENDED AND RESTATED OPERATING AGREEMENT OF THE TAUBMAN COMPANY LLC (the “Agreement”) is entered into effective as of December 21, 2018, by, between, and among THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP (“TRG”), a Delaware limited partnership, TAUB-CO MANAGEMENT IV, INC. (“Taub-Co IV”), a Michigan corporation, and TAUB-CO HOLDINGS LLC (“Holdings”), a Delaware limited liability company.

Recitals:

A.    On December 30, 2011, TRG, Taub-Co IV, and Holdings entered into the Amended and Restated Operating Agreement of the Company (the “Agreement”).

B.    In April 2018, but effective as of January 1, 2018, the State of Connecticut amended its income tax law to enact an entity-level tax on partnerships, limited liability companies, and certain other pass-through entities (the “Pass-Through Entity Tax”), which tax is deductible by the entity in determining its federal taxable income allocable to its members, and which provides the members of the entity with a Connecticut personal income tax credit for their allocable shares of the tax paid by the entity, so that the members will not owe any Connecticut personal income tax on income derived from their investment in the entity.

C.    The Company provides services to West Farms Associates, a Connecticut general partnership, and to Rich-Taubman Associates, a Connecticut general partnership, and as a result has income taxable by the State of Connecticut.

D.    As of January 1, 2018, the “New Partnership Audit Rules” as enacted pursuant to Section 1101(c)(1) of the Bipartisan Budget Act of 2015 became effective (the “New Partnership Audit Rules”) and provide a new centralized procedure for federal income tax audits.

E.    The parties hereto hereby wish to amend the Agreement to specially allocate the federal income tax deduction arising from the Connecticut entity-level tax and the Connecticut personal income tax credit for payment of such tax, to specially allocate the federal income tax deduction arising from any similar tax imposed by any other state and the personal income tax credit for payment of such tax, to reflect the provisions of the New Partnership Audit Rules, and for certain other reasons.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Agreement is amended as follows:

1.    Article II of the Agreement is hereby amended to delete the definition of “Additional Tax” and to add the following definitions in their proper alphabetical placement:

“Adjustment Liability” is defined in Section 6.7(g) hereof.

“Alternative Base Method” is defined in Section 5.1(k) hereof.

“Alternative Procedure” is defined in 6.7(g) hereof.

“Company Representative” is defined in Section 6.7(c) hereof.

“Designated Individual” is defined in Section 6.7(c) hereof.

“Failure to Comply Remedies” is defined in Section 5.1(k) hereof.

“Further Push-Out Election” is defined in Section 6.7(f) hereof.

“Imputed Underpayment” is defined in Section 6.7(d) hereof.

“Interest Rate” is defined in Section 5.1(k) hereof.

“Lender” is defined in Section 5.8 hereof.

“NOPPA” is defined in Section 6.7(g) hereof.

“Pass-Through Entity Tax” means the entity-level tax imposed by the State of Connecticut on partnerships, limited liability companies, and certain other pass-through entities pursuant to Section 12-726 of the Connecticut General Statutes, as amended from time to time, and any regulations or other guidance published thereunder, and any similar tax that may be imposed on the Company by any other state.

“Pass-Through Partner” is defined in Section 6.7(g) hereof.

“Push-Out Election” is defined in Section 6.7(d) hereof.

“Reviewed Year” is defined in Section 6.7(e) hereof.

“Reviewed Year Member” is defined in Section 6.7(e) hereof.

“Special Allocation Formula” is defined in Section 5.1(k) hereof.

“State Allocable Share” is defined in Section 5.1(k) hereof.

“Subject Members” means each direct and indirect Member in the Company that is an individual trust, estate, or pass-through entity having individuals, trusts, or estates as its direct or indirect members.

“Subsidiary Partnership” is defined in Section 6.7(f) hereof.

“Taxable Partnerships” means, collectively, West Farms Associates, a Connecticut general partnership, Rich-Taubman Associates, a Connecticut general partnership, any other Connecticut partnership or other pass-through entity subject to the Pass-Through Entity Tax to which the Company provides or subsequently provides services that is or may become subject to an entity-level tax similar to the Pass-Through Entity Tax.

“Tax Loan” is defined in Section 5.1(k) hereof.

“Withholding Tax” is defined in Article IX hereof.

2.    Section 5.1 of the Agreement is hereby amended to add the following new Section 5.1(k) at the end thereof:

(k)    The Company provides services to each of the Taxable Partnerships and is subject to the Pass-Through Entity Tax. The Company shall (i) timely elect the “alternative base method” provided under the Pass-Through Entity Tax for calculating each Subject Member’s Pass-Through Entity Tax liability (the “Alternative Base Method”), (ii) allocate the federal income tax deduction to each Subject Member in proportion to each Subject Member’s allocable share (the “State Allocable Share”) of such tax, determined in accordance with the ratio that each Subject Member’s share of the income of the Company (before deduction of the Pass-Through Entity Tax) subject to the Pass-Through Entity Tax (computed under the Alternative Base Method) bears to the aggregate income of the Company (before deduction of the Pass-Through Entity Tax) subject to the Pass-Through Entity Tax (computed under the Alternative Base Method) of all the Subject Members (the “Special Allocation Formula”), and (iii) allocate the corresponding Connecticut personal income tax credit for payment of the Pass-Through Entity Tax to the Subject Members in accordance with the Special Allocation Formula.

To the extent a Member (or any direct or indirect member of a Member) is not subject to the Pass-Through Entity Tax on its share of the Company’s income subject to such tax, then such Member shall provide the Company with written notice thereof within thirty (30) Days prior to the due date for payment of the Pass-Through Entity Tax by the Company.

The Company shall give each Subject Member written notice, setting forth such Subject Member’s State Allocable Share of the Pass-Through Entity Tax. The Company shall (i) withhold from cash otherwise currently distributable to each Subject Member pursuant to Section 5.2 or Section 11.1(a)(3) hereof, as applicable, such Subject Member’s State Allocable Share of the Pass-Through Entity Tax, and

(ii) to the extent cash is not distributable to such Subject Member for the taxable quarter (or if the tax is not payable quarterly, then for such other taxable period during which the tax must be paid) in which the Pass-Through Entity Tax must be paid by the Company, each Subject Member shall make a payment to the Company in readily available funds within ten (10) Days after written notice from the Company of such Subject Member’s amount due. In the event a Subject Member fails to timely remit its State Allocable Share of the Pass-Through Entity Tax, the Company may (x) treat, subject to any required consent under any Third-Party Financing, such Subject Member’s State Allocable Share of the Pass-Through Entity Tax as a loan from the Company (or from an Affiliate of the Company) (hereinafter, together with any loan made pursuant to Section 6.7 hereof or Article IX hereof, referred to as a “Tax Loan”) to such Subject Member, which Tax Loan shall have a maturity of one (1) year, shall bear interest at the Company’s cost of funds plus ten (10) percentage points, or the maximum rate permitted by applicable law, whichever is less (the “Interest Rate”), and shall be subject to the provisions of Section 5.8 hereof, and all cash subsequently distributable to such Subject Member shall, to the extent of the unpaid principal amount of and the accrued interest on such Tax Loan, be retained by the Company and applied against the principal and accrued interest on such Tax Loan, or (y) pursue any and all remedies available to the Company at law or in equity, including instituting a lawsuit against such Subject Member to collect such Subject Member’s State Allocable Share with interest calculated at the Interest Rate (the “Failure to Comply Remedies”).

The Members acknowledge that in the event the Company provides services to any other pass-through entity that is or becomes subject to taxation under a state law providing tax benefits to the direct or indirect members of an entity subject to such tax, then the provisions of this Section 5.1(k) shall apply with respect to such tax.

For the purpose of determining a Subject Member’s Capital Account in the Company, any amount distributable to a Subject Member that is retained by the Company pursuant to this Section 5.1(k) shall be treated as if such cash had been actually distributed to such Member pursuant to Section 5.2 or Section 11.1(a)(3) hereof, as applicable, and remitted to the Company by the Subject Member. The amount deemed remitted or actually remitted to the Company for payment of the Pass-Through Entity Tax (not including any payments of principal and interest on a Tax Loan) and the principal amount (at the time loaned) of any Tax Loan made by the Company to the Subject Member pursuant to this Section 5.1(k) shall constitute a capital contribution and increase such Subject Member’s Capital Account in the Company.

Each Member consents to any amendment to this Section 5.1(k) that is determined by the Partnership Representative to be reasonably necessary or appropriate to address any additional guidance provided by the State of Connecticut with respect to its Pass-Through Entity Tax, or to reflect the provisions of any other state’s Pass-Through Entity Tax to which the Company may become subject.

The provisions of this Section 5.1(k) and a Member’s obligation to reimburse the Company pursuant to this Section 5.1(k) shall survive a Subject Member’s membership in the Company and the dissolution, liquidation, winding up, and termination of the Company, and for purposes of this Section 5.1(k), the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against a Subject Member under this Section 5.1(k), including instituting a lawsuit to collect such reimbursement with interest calculated at the Interest Rate. To the extent permitted by applicable law, the provisions of this Section 5.1(k) shall be binding on the Company’s successors and assigns.

3.    Article V of the Agreement is hereby amended to add the following new Section 5.8 at the end thereof:

5.8    Security with Respect to Tax Loans.

Any Tax Loan made to a Member pursuant to this Agreement shall be secured by a security interest in such Member’s Membership Interest. Each Member receiving a Tax Loan hereby grants the Company or an Affiliate of the Company, as the case may be (each, the “Lender”), a security interest in its interest in the Company, including a security interest in all distributions such Member may be entitled to receive under this Agreement and any and all rights to manage or consent under this Agreement. The Lender is hereby authorized to prepare and file a UCC-1 statement covering such Member’s Membership Interest and reflecting the security interest granted to the Lender. A Member receiving a Tax Loan hereby agrees to cooperate with the Lender and execute and deliver, or cause to be executed and delivered, all such promissory notes, security agreements, financing statements, transfer powers, proxies, instruments, and documents and take such other action as the Lender may reasonably request from time to time to carry out the provisions of this Section 5.8. Each Member receiving a Tax Loan grants the Lender an irrevocable power of attorney to execute any and all such documents and instruments on such Member’s behalf in the event such Member fails to timely execute and deliver any of the foregoing. The power of attorney hereby granted is coupled with an interest and shall survive the granting Member’s death or disability.

Notwithstanding anything in this Agreement to the contrary, if the Lender is an Affiliate of the Company, such Affiliate shall be a third-party beneficiary of this Section 5.8 as well as all other provisions in this Agreement regarding Tax Loans.

4.    Section 6.1(d) of the Partnership Agreement is hereby amended to delete the last clause thereof and to replace it with the following:

; provided, however, that for so long as TRG is a Member, Holdings shall not revoke TRG’s exclusive authority to act as the Tax Matters Member or as the Company Representative.

5.    Section 6.7(a) of the Agreement is hereby amended to delete the second sentence thereof and to replace it with the following:

For taxable years ending on or before December 31, 2017, TRG is designated Tax Matters Member of the Company, and the provisions of this Section 6.7(a) and Section 6.7(b) hereof shall apply with respect to all such years.

6.    The Agreement is hereby amended to add the following new Sections 6.7(c) through 6.7(o) thereto:

6.7    (c)    For taxable years beginning on and after January 1, 2018, TRG is hereby designated as the “partnership representative” under Section 6223(a) of the Code (the “Company Representative”). The Company Representative shall recommend to the Company on an annual basis or at such other time as the individual resigns or its designation is revoked an individual who meets the requirements of Section 6223 of the Code and the Regulations promulgated thereunder to serve as the designated individual (the “Designated Individual”) to act on the Company’s behalf, and each Member agrees to accept the Company Representative’s recommendation of the Designated Individual. No Member may revoke the authority of the Company Representative or of the Designated Individual without the Company Representative’s prior written consent. The Company Representative shall have full authority to bind the Company in all proceedings with the Internal Revenue Service, and each Member agrees to be bound by the actions taken by the Company Representative as provided in Section 6223(b) of the Code.

(d)    The Company Representative shall or shall cause the Company to make the election under Section 6226(a) of the Code (the “Push-Out Election”) to apply the alternative procedure to the Company’s payment of any “imputed underpayment” as determined under Section 6225 of the Code (the “Imputed Underpayment”) and associated interest, adjustments to tax, and penalties arising from a partnership-level adjustment that are imposed on the Company so that they are borne by the Members and former Members to whom such Imputed Underpayment relates as determined by the Company Representative. The Company Representative is authorized to take any other actions as shall be necessary or appropriate to effectuate and comply with the Push-Out Election. Each Member consents to the Push-Out Election and agrees to take any action requested by the Company Representative to effectuate the Push-Out Election and to furnish the Company Representative with any information necessary to give effect to the Push-Out Election.

(e)    In connection with the Push-Out Election, the Company Representative shall provide each Member or former Member for the reviewed year (as defined in Proposed Regulations Section 301.6241-1(a)(8)) (the “Reviewed Year”) a statement as required by Proposed Regulations Section 301.6226-2 setting forth the applicability of any penalty, additions to tax, or additional amounts and the adjustments to which those penalties, additions to tax, or additional amounts relate, and each Member for the Reviewed Year (the “Reviewed Year Member”) shall compute any penalties, additions to tax, or additional amounts applicable to it as if each correction amount was an underpayment or understatement for the first affected year (or interim year). Each Reviewed Year Member or former Reviewed Year Member shall provide the Company Representative such reasonable documentation as may be requested by the Company Representative proving payment of the liability pushed out to such Reviewed Year Member pursuant to the Push-Out Election or a further Push-Out Election made by such Reviewed Year Member.

(f)    In the event the Company is a direct or indirect member of another partnership or limited liability company (the “Subsidiary Partnership”) that is under audit and makes a Push-Out Election (including the case in which there are successive Push-Out Elections through a chain of Subsidiary Partnerships), then the Company Representative shall or shall cause the Company to make a further Push-Out election (the “Further Push-Out Election”) so that the Imputed Underpayment and associated interest, adjustments to tax, and penalties arising from an audit of a Subsidiary Partnership are borne by the Members and former Members of the Company to whom such Imputed Underpayment relates as determined by the Company Representative.  If a Further Push-Out Election is made, the provisions of Section 6.7(d) and Section 6.7(e) hereof shall apply with respect to the Further Push-Out Election.

(g)    If for any reason, including without limitation, the inability to make an effective Push-Out Election or Further Push-Out Election, the Company is required to pay the Imputed Underpayment, associated interest, adjustments to tax, or penalties (all such amounts being referred to as the “Adjustment Liability”), the Company shall effect a modification of the Imputed Underpayment by applying the procedure set forth in Section 6225(c)(2) of the Code and require the Members to pay the Adjustment Liability directly to the Internal Revenue Service so that the Adjustment Liability is borne by the Members and former Members to whom such Imputed Underpayment relates as determined by the Company Representative. The Company shall give written notice to each Reviewed Year Member and former Reviewed Year Member of its share of the Adjustment Liability and the information required for the alternative procedure to filing an “amended return modification” as provided in Proposed Regulations Section 301.6225-2(d)(2)(x) (the “Alternative Procedure”), including the mailing date of the notice of proposed partnership adjustment (the “NOPPA”), and each Member agrees to follow the Alternative Procedure and to timely pay its share of the Adjustment Liability, if any, directly to the Internal Revenue Service. Each Member further agrees to provide the Company the documentation required by Proposed Regulations Section 301.6225-2(c)(2) and (d)(2) (and by any additional Internal Revenue Service guidance provided pursuant to the Proposed Regulations) evidencing its payment to the Internal Revenue Service of its share of the Adjustment Liability not later than sixty (60) Days prior to the due date for the Company’s request for modification of the Imputed Underpayment, which is two hundred seventy (270) Days after the date of the mailing of the NOPPA. If the Member is a “Pass-Through Partner” (as defined in Proposed Regulations Section 301.6241-1(a)(5)), then such Pass-Through Partner shall (x) require its partners or members to follow the Alternative Procedure and provide such Pass-

Through Partner with the documentation required by Proposed Regulations Section 301.6225-2(c)(2) and (d)(2) (and by any additional Internal Revenue Service guidance provided pursuant to the Proposed Regulations) supporting the computation and payment of the Adjustment Liability by its partners or members, and (y) provide such documentation to the Company not later than sixty (60) Days prior to the due date for the Company’s request for a modification of the Imputed Underpayment.

If a Member fails to timely submit all required evidence of proper execution of the Alternative Procedure and the payment to the Internal Revenue Service of its share of the Adjustment Liability or of its partners’ or members’ payment of their respective shares of the Adjustment Liability to the Internal Revenue Service, then the Company shall (i) withhold such Member’s share of the Adjustment Liability, if any, from cash otherwise currently distributable to such Member pursuant to this Agreement, and (ii) to the extent cash is not distributable to such Member for the taxable quarter in which the Adjustment Liability must be paid, but in all events prior to the date on which the Adjustment Liability must be paid, the Failure to Comply Remedies shall apply.

In the event the Internal Revenue Service denies the Company’s modification request in whole or in part, then the Company shall give written notice to each Member not less than thirty (30) Days prior to the date the Company must make the payment of the Adjustment Liability to the Internal Revenue Service, setting forth each Member’s share, if any, of the Adjustment Liability and the date on which the Company must make the payment, and each Member shall, not later than three (3) Business Days prior to the date the Company must pay the Adjustment Liability to the Internal Revenue Service, make a payment to the Company in readily available funds of such Member’s share of the Adjustment Liability. If a Member fails to timely make such payment to the Company, then the Failure to Comply Remedies shall apply.

(h)    In the event a Subsidiary Partnership does not or is unable to make an effective Push-Out Election, is required to pay its Adjustment Liability, and elects to follow the Alternative Procedure, then each Member and each Pass-Through Partner shall follow the procedures and timing set forth above in Section 6.7(g) hereof for payment of its share of the Adjustment Liability to the Internal Revenue Service and the provision of the required documentation to the Company. If a Member fails to timely submit all required evidence of proper execution of the Alternative Procedure and the payment to the Internal Revenue Service of its share of the Adjustment Liability or of its partners’ or members’ respective shares of the Adjustment Liability to the Internal Revenue Service, then the Failure to Timely Comply Remedies shall apply. Alternatively, if the Subsidiary Partnership does not elect to follow the Alternative Procedure, or if the Internal Revenue Service denies the Subsidiary Partnership’s modification request in whole or in part, then the Company shall give written notice to each Member not less than thirty (30) Days prior to the date the Company must make the payment to the Subsidiary Partnership, setting forth each Member’s share, if any, of the Adjustment Liability and the date on which the Company must make the payment, and each Member shall, not later than three (3) Business Days prior to the date the Company must pay the Adjustment Liability to the Subsidiary Partnership, make a payment to the Company in readily available funds of such Member’s share of the Adjustment Liability. If a Member fails to timely make such payment to the Company, then the Failure to Comply Remedies shall apply.

(i)    For the purpose of determining a Member’s Capital Account, any amount of cash otherwise distributable to a Member that is retained by the Company pursuant to this Section 6.7 shall be treated as if such cash had been actually distributed to such Member pursuant to Section 5.2 or Section 11.1(a)(3) hereof, as applicable. Any Adjustment Liability actually remitted or deemed remitted to the Company by a Member pursuant to this Section 6.7 shall not increase such Member’s Capital Account and shall be treated as a reimbursement to the Company by such Member of such Member’s share of the Adjustment Liability paid or to be paid by the Company to the Internal Revenue Service on such Member’s behalf.

(j)    The Company Representative shall keep the Company apprised of the status of any Company audit or court proceeding.

(k)    Any and all expenses incurred by the Company Representative in serving as such shall be at the Company’s expense and shall be paid by the Company. Notwithstanding the foregoing, it shall be the responsibility of each Member, at its own expense, to employ tax counsel to represent its separate interests. No Member shall file a notice with the Internal Revenue Service under Section 6222(c) of the Code in connection with such Member’s intention to treat an item on such Member’s federal income tax return in a manner that is inconsistent with the treatment of such item on the Company’s federal income tax return, unless such Member has, not less than thirty (30) Days prior to the filing of such notice, provided the Company Representative with a copy of the notice and thereafter in a timely manner provides such other information related thereto as the Company Representative shall reasonably request.

(l)    To the fullest extent permitted by law, the Company shall and does hereby indemnify, defend, and hold harmless the Company Representative and its agents, including, without limitation, the Designated Individual, from and against any and all (i) loss, cost, or expense, including without limitation, attorneys’ fees and court costs, that may be asserted against, imposed on, or suffered by the Company Representative or its agents by reason of any act performed for or on behalf of the Company in its capacity as Company Representative or agent thereof to the extent authorized hereby, or by reason of any omission, and (ii) such claims, actions, and demands, and any losses or damages therefrom, including amounts paid in settlement or compromise of any such claim, action, or demand; provided that this indemnity shall not extend to acts or omissions by the Company Representative or its agents adjudged (x) to have been undertaken in bad faith or (y) to have constituted recklessness or intentional wrongdoing by the Company Representative or its agents.

(m)    The Company Representative shall be responsible for representing the Company in all dealings with any state, local, or foreign tax authority and shall have the authority to make all state, local, and foreign tax elections and to settle any state, local, or foreign tax audits.

(n)    Each Member hereby consents to any amendment to the provisions of Section 6.7(c) through Section 6.7(m) hereof that is determined by the Company Representative to be reasonably necessary and appropriate to address any additional guidance provided in Regulations or other Internal Revenue Service guidance relating to the “New Partnership Audit Rules” as enacted pursuant to Section 1101(c)(1) of the Bipartisan Budget Act of 2015 or to take into account subsequently enacted amendments thereto.

(o)     The provisions of Section 6.7(c) through Section 6.7(n) hereof and a Member’s obligation to reimburse the Company pursuant to this Section 6.7 shall survive such Member’s membership in the Company and the dissolution, liquidation, winding up, and termination of the Company, and for purposes of this Section 6.7, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against a Member under this Section 6.7, including instituting a lawsuit to collect reimbursement with interest calculated at the Interest Rate. To the extent permitted by applicable law, the provisions contained in this Section 6.7 shall be binding on the Company’s successors and assigns.

7.    Article IX of the Agreement is hereby deleted in its entirety and the following is substituted in the place thereof:

If any local, state, federal, or foreign law or regulation requires or permits the Company to withhold tax attributable to allocations of Profits or items of the foregoing or distributions to a Member or if the Managing Member, in its sole discretion, determines, subject to the provisions of Section 5.1(k) and Section 6.7 hereof, it to be in the best interest of the Company to withhold amounts in connection with a Member's tax liability (e.g., to file a unified state income tax return for nonresidents of a particular state) (all such amounts being herein referred to collectively as the "Withholding Tax"), (i) any Withholding Tax shall be withheld from cash otherwise currently distributable to such Member pursuant to Section 5.2 hereof or Section 11.1(a)(3) hereof, and (ii) to the extent cash is not distributable to such Member within the taxable period as to which such withholding is required (i.e., quarterly, semi-annually, or annually), such Member shall make a payment to the Company in readily available funds within ten (10) Days after written notice from the Company of such Member’s Withholding Tax. In the event a Member fails to timely remit the Withholding Tax, the Failure to Comply Remedies shall apply.

For the purpose of determining a Member’s Capital Account, any amount of cash allocable to a Member that is retained by the Company pursuant to this Article IX shall be treated as if such cash had been actually distributed to such Member. Any amount of cash deemed remitted or actually remitted to the Company by a

Member pursuant to this Article IX shall not constitute a capital contribution and shall not increase a Member’s Capital Account.

The provisions of this Article IX and a Member’s obligation to reimburse the Company pursuant to this Article IX shall survive a Member’s membership in the Company and the dissolution, liquidation, winding up, and termination of the Company, and for purposes of this Article IX, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against a Member under this Article IX, including instituting a lawsuit to collect such reimbursement with interest calculated at the Interest Rate. To the extent permitted by applicable law, the provisions of this Article IX shall be binding on the Company’s successors and assigns.

8.    Section 13.11 of the Agreement is hereby amended to delete the first clause thereof and to replace it with the following:

Except as provided in Sections 4.5(a), 5.1(k), and 6.7(n) hereof,

9.    Section 13.12 of the Agreement is hereby amended to read as follows:

Except as provided in Section 5.8 hereof, the provisions of this Agreement are solely for the purpose of defining the interests of the Members, inter se; and no other person, firm, or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title, or interest by way of subrogation or otherwise in and to the rights, powers, titles, and provisions of this Agreement.

10.    As amended by this Amendment, all of the provisions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have entered into this Amendment as of the date first-above written.

THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, a Delaware limited partnership

By: /s/ Simon J. Leopold
Simon J. Leopold

Its: Authorized Signatory

TAUB-CO MANAGEMENT IV, INC., a Michigan corporation

By:    /s/ Robert S. Taubman
Robert S. Taubman

Its: President

TAUB-CO HOLDINGS LLC, a Delaware limited liability company

By:    /s/ Jeffrey M. Davidson
Jeffrey M. Davidson

Its: Authorized Signatory